UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Celgene Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue

Summit, New Jersey 07901

(Address of principal executive offices, including zip code)

(908) 673-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2018, Celgene Corporation, a Delaware corporation (“Celgene”), completed its acquisition of Juno Therapeutics, Inc., a Delaware corporation (“Juno”), pursuant to the Agreement and Plan of Merger, dated as of January 21, 2018 (the “Merger Agreement”), by and among Celgene, Juno and Blue Magpie Corporation, a Delaware corporation and wholly-owned subsidiary of Celgene (“Purchaser”). Pursuant to the Merger Agreement, Purchaser conducted a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Juno other than any Celgene-Owned Shares and Company-Owned Shares (each as defined below), at a price of $87.00 per Share (the “Offer Price”), net to the holder in cash, without interest and subject to any applicable withholding of taxes.

The Offer expired one minute after 11:59 p.m., Eastern time, on March 2, 2018 (the “Expiration Date”) as scheduled and was not extended. According to Equiniti Trust Company, the depositary for the Offer (the “Depositary”), 88,118,707 Shares were validly tendered and not validly withdrawn, which represented approximately 76% of the outstanding Shares as of the expiration of the Offer and, when taken together with the Celgene-Owned Shares (as defined below), represented approximately 85% of the Shares outstanding as of the expiration of the Offer, and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the Depositary has advised that Notices of Guaranteed Delivery have been delivered with respect to 2,611,851 additional Shares, which represented approximately 2% of the outstanding Shares as of the expiration of the Offer. Each condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn (such time that such Shares are accepted, the “Offer Acceptance Time”). On March 5. 2018, Celgene issued a press release announcing the expiration and results of the Offer, a copy of which is attached as Exhibit (a)(5)(L) to Amendment No. 4 to the Schedule TO filed by Celgene with the Securities and Exchange Commission (the “SEC”) on March 5, 2018 and is incorporated herein by reference.

On March 6, 2018, following consummation of the Offer, Purchaser merged with and into Juno (the “Merger”), with Juno surviving as a wholly-owned subsidiary of Celgene. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Juno stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares owned at the commencement of the Offer and immediately prior to the Effective Time by Celgene, Purchaser or any other direct or indirect wholly-owned subsidiary of Celgene (the “Celgene-Owned Shares”), (ii) Shares owned immediately prior to the Effective Time by Juno (or held in Juno’s treasury) (the “Company-Owned Shares”) and (iii) Shares held by stockholders who are entitled to, and who have properly exercised and perfected their respective demands for, appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL) was converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

Pursuant to the terms of the Merger Agreement, each outstanding unvested Juno stock option (“Option”), each outstanding award of Juno time-based restricted stock units (“RSUs”), and each outstanding award of Juno time-based restricted stock awards (“RSAs”), (i) if granted twelve (12) months or more prior to the Effective Time, vested pursuant to their respective terms or, if greater, with respect to 25% of the total number of Shares subject to such award, (ii) if granted following the date of the Merger Agreement but prior to the Effective Time, vested pursuant to their respective terms or, if greater, with respect to 25% of the total number of Shares subject to such award (the “Pre-Closing Non-Performance Awards”), or (iii) if granted less than twelve (12) months prior to the Effective Time (other than the Pre-Closing Non-Performance Awards), vested pursuant to their respective terms or, if greater, with respect to that number of Shares subject thereto, such that, following such vesting, the award will be unvested with respect to that number of Shares which would have become vested and resulted in the award being 100% vested had the holder of the award remained continuously employed for an additional twenty-four months following the Effective Time; provided, that, with respect to any awards referred to in subsections (i) and (iii) above, if, as of the 24-month anniversary of the Effective Time, any portion of such awards remains unvested, such unvested portion will become immediately vested on such 24-month anniversary date, provided that the employee has remained employed through such 24-month anniversary date. All such awards that vested or that are otherwise vested as of immediately prior to the Offer Acceptance Time (as defined in the Merger Agreement) were cancelled and converted into the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such vested award and (ii) the Offer Price (reduced by the applicable exercise price in the case of Options).

The Merger Agreement also provides that all Juno performance-based restricted stock units (“PSUs”) and all Juno performance-based restricted stock awards (“PSAs”) vested as to 50% of the total number of PSUs or PSAs (as applicable) subject to such awards, and such vested portion was cancelled and converted into the right to receive an amount in cash equal to the product of (i) such 50% vested portion of the award, and (ii) the Offer Price. The remaining 50% of the PSUs and PSAs were assumed by Celgene and are subject to the same terms and conditions as were applicable to such awards immediately prior to the Offer Acceptance Time, except that (i) 60% of such remaining award will vest on the one-year anniversary of the Effective Time and (ii) 40% of such remaining award will vest on the earlier of (A) the second anniversary of the Effective Time and (B) the first approval by the Food and Drug Administration of JCAR017.

The Merger Agreement provides that Options, RSUs and RSAs, and PSUs and PSAs that are outstanding immediately prior to the Offer Acceptance Time but unvested after giving effect to the vesting acceleration described above are assumed by Celgene and subject to the same terms and conditions (except with respect to the vesting schedule), as applied to each such equity-based award immediately prior to the Effective Time, provided that the number of shares subject to such equity-based awards (and the exercise price in the case of the Options) are adjusted based on the “Exchange Ratio.” The “Exchange Ratio” means an amount equal to the quotient obtained by dividing (i) the Offer Price, by (ii) the volume weighted average closing price per share of Celgene’s common stock on the Nasdaq Global Select Market (“Nasdaq”) for the fifteen (15) consecutive trading days ending on the complete trading day immediately prior to the Offer Acceptance Time. Following the consummation of the Merger, the Shares ceased to be listed on Nasdaq.

On March 6, 2018, Celgene issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The foregoing description of the Merger Agreement (including the description of the consideration payable in connection with the Merger) is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Celgene with the SEC on January 22, 2018, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K (this “Form 8-K”) will be filed by amendment to this Form 8-K no later than 71 days after the date this Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required to be filed under Item 9.01(b) of this Form 8-K will be filed by amendment to this Form 8-K no later than 71 days after the date this Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 21, 2018, among Celgene Corporation, Blue Magpie Corporation and Juno Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to Celgene’s Current Report on Form 8-K filed on January 22, 2018).

99.1	Press Release, dated March 5, 2018 (incorporated herein by reference to Exhibit (a)(5)(L) to Amendment No. 4 to Schedule TO filed by Celgene on March 5, 2018).

99.2	Press Release, dated March 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: March 6, 2018	By:	/s/ Mark J. Alles
Mark J. Alles
Chief Executive Officer